The Bank of New York Company, Inc. [LOGO]

The Bank of New York Company, Inc.
$1,000,000,000
The Bank of New York Company, Inc. CoreNotesSM

            Filed under Rule 424 (b)(3), Registration Statement No. 333-103003,
                  333-103003-01, 333-103003-02, 333-103003-03 and 333-103003-04
           Pricing Supplement No. 4 - Pricing Supplement dated October 10, 2003
                                        (To prospectus dated March 6, 2003, and
                                    prospectus supplement dated March 28, 2003)

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             Aggregate               Purchasing     Proceeds
  CUSIP      Principal   Price to      Agent's       Before
  Number      Amount     Public(1)   Discount(1)    Expenses(1)
=================================================================

06406HAU3   $1,378,000    100.00%       1.50%          98.50%

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   Interest      Interest        Stated
   Rate Per      Payment        Maturity     Survivor's
    Annum       Frequency         Date        Option
=================================================================

    4.50%      Semiannual    October 15, 2013      YES

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Senior Notes
Interest Payment Dates: April 15th and October 15th of each year commencing April 15, 2004
Redemption Information: The notes are not callable and are not subject to optional redemption.
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The Bank of New York Company, Inc
One Wall Street
New York, New York 10286

Trade Date:  October 10, 2003
Issue Date:  October 16, 2003
Minimum Denominations/Increments: $1,000/$1,000
Original Issue Discount: No
All trades settle without accrued interest and clear SDFS: DTC Book-Entry only Merrill Lynch DTC Participant Number: 5132
The defeasance and covenant defeasance provisions of the Senior Indenture described under "Description of Senior Debt Securities and Senior Subordinated Debt Securities - Defeasance and Covenant Defeasance" in the Prospectus will apply to the Notes.

(1) Expressed as a percentage of the aggregate principal amount.
"CoreNotes" is a service mark of Merrill Lynch & Co., Inc.

                                                            Merrill Lynch & Co.
                                                               Purchasing Agent
                                                            Acting as Principal
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